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Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

                      February 22, 2006

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

Ladies and Gentlemen:

        We have acted as counsel to K. Hovnanian Enterprises, Inc., a California corporation (the "Company"), to Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian"), and to certain subsidiaries of Hovnanian named in the Schedule of Subsidiary Registrants included in Part II of the Registration Statement (as defined below) (each, a "Guarantor," and together with Hovnanian, the "Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $350,000,000 aggregate principal amount of Senior Notes (the "Securities") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Securities. The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus"), supplements to the Prospectus (the "Prospectus Supplements") and periodic or current reports filed by the Company and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement.

        The Securities and the Guarantees will be issued under an Indenture dated as of November 3, 2003 (the "Base Indenture") among the Company, Hovnanian and Wachovia Bank, National Association, as trustee (the "Trustee"), as supplemented by (i) the First Supplemental Indenture dated as of November 3, 2003 (the "First Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee, (ii) the Second Supplemental Indenture dated as of March 18, 2004 (the "Second Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee, (iii) the Third Supplemental Indenture dated as July 15, 2004 (the "Third Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee, (iv) the Fourth Supplemental Indenture dated as April 19, 2005 (the "Fourth Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee and (v) the Fifth Supplemental Indenture dated as September 6, 2005 (the "Fifth Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee, and as further supplemented by a supplemental indenture (the "Sixth Supplemental Indenture") among the Company, the Guarantors named therein and the Trustee. The First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture are hereinafter referred to collectively as the "Initial Supplemental Indentures" and the Initial Supplemental Indentures and the Sixth Supplemental Indenture are hereinafter referred to collectively as the "Supplemental Indentures." The Base Indenture, as supplemented by the Supplemental Indentures, is hereinafter referred to as the "Indenture."

        We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate or other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that (i) each of the Base Indenture and the Initial Supplemental Indentures is the valid and legally binding obligation of the Trustee and (ii) at the time of execution, authentication, issuance and delivery of the Securities, the Sixth Supplemental Indenture will be the valid and legally binding obligation of the Trustee.

        We have assumed further that (i) the Company and the Guarantors, as applicable, have duly authorized, executed and delivered each of the Base Indenture and the Initial Supplemental Indentures, (ii) at the time of execution, authentication, issuance and delivery of the Securities and the Guarantees, the Sixth Supplemental Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors and (iii) execution, delivery and performance by the Company and the Guarantors of the Indenture and the Securities and the Guarantees, as applicable, do not and will not violate the law of the State of California or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          1.     Assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Company Board") and (b) the due execution, authentication, issuance and delivery of the Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the Indenture and such agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          2.     Assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of such Guarantor (such Board of Directors, committee or authorized officers being hereinafter referred to as a "Guarantor Board"), (b) the due execution, authentication, issuance and delivery of the Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Guarantor Boards and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of the Guarantees, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

        Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and(iii) an implied covenant of good faith and fair dealing.

        We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

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